UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2017

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-8266	22-18314-09
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ 08540

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 3, 2017, Dataram Corporation (the “Company”) filed a certificate of amendment (the “Amendment”) to its Articles of Incorporation, as amended (the “Articles of Incorporation”) with the Secretary of State of the State of Nevada in order to (i) effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share on a one (1) for four (4) basis (the “Reverse Stock Split”) and (ii) increase the Company’s authorized number of shares of common stock and preferred stock to 200,000,000 shares from 54,000,000 shares and 50,000,000 shares from 5,000,000 shares, respectively (the “Increase in Authorized Securities”).

The Reverse Stock Split will be effective with The NASDAQ Capital Market (“NASDAQ”) at the open of business on May 8, 2017. The increase in Authorized Securities will be effective with the State of Nevada on May 8, 2017. The par value and other terms of Company’s common stock were not affected by the Reverse Stock Split. The Company’s post-Reverse Stock Split common stock has a new CUSIP number, 238108 500. The Company’s transfer agent, Equity Stock Transfer LLC, is acting as exchange agent for the Reverse Stock Split.

As a result of the Reverse Stock Split, every four (4) shares of the Company’s pre-Reverse Stock Split common stock will be combined and reclassified into one (1) share of the Company’s common stock. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Shareholders who otherwise would be entitled to a fractional share shall receive a cash payment in an amount equal to the product obtained by multiplying (i) the closing sale price of our common stock on the business day immediately preceding the effective date of the Reverse Stock Split as reported on NASDAQ by (ii) the number of shares of our common stock held by the shareholder that would otherwise have been exchanged for the fractional share interest.

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 3, 2017, on March 30, 2017 at the Company’s Special Meeting of Shareholders, the holders of a majority of the outstanding shares of the Company’s voting capital approved (i) an amendment to the Company’s Articles of Incorporation to effectuate a reverse split of the Company’s issued and outstanding common stock at a ratio of not less than 1 for 2 and not more than 1 for 10, at any time prior to March 30, 2018, with the exact ratio to be determined by the Board at its sole discretion and (ii) a certificate of amendment to the Company’s Articles of Incorporation to increase the Company’s authorized number of shares of common stock and preferred stock to 200,000,000 shares from 54,000,000 shares and 50,000,000 shares from 5,000,000 shares, respectively. The Reverse Stock Split ratio of one (1) for four (4) was approved by the Company’s Board on April 21, 2017.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On May 5, 2017, the Company issued a press release with respect to the reverse split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

On June 13, 2016, Company entered into an Agreement and Plan of Merger, as amended and restated on July 29, 2016, and further amended and restated on September 14, 2016 and November 28, 2016 (as so amended, the “Merger Agreement”), with Dataram Acquisition Sub, Inc., a Nevada corporation and our wholly-owned subsidiary (“DAS”), U.S. Gold Corp., a Nevada corporation (“USG”) and Copper King LLC, the principal shareholder of USG pursuant to which USG will be merged with and into DAS, with USG surviving the merger as the surviving corporation and wholly-owned subsidiary of the Company (the “Merger”).

The Company’s Board of Director’s, pursuant to the terms of the Merger Agreement and as a condition to the consummation of the Merger, has authorized and declared that the close of business on May 8, 2017 be the record date for determination of the shareholders eligible to receive a distribution, if any, of an interest in the Company’s assets related to its legacy business, consisting of, among other things, manufacture, distribution, design, development and sale of memory modules, software products, and technical services, as described in the Company’s combined proxy and registration statement on Form S-4 declared effective on March 7, 2017 (File No. 333-215385).

On May 4, 2017, the Company issued a press release with respect to the record date of the distribution. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit	Description of Exhibit

3.1	Certificate of Amendment to Articles of Incorporation, dated May 3, 2017

99.1	Press release, dated May 5, 2017

99.2	Press release, dated May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Dated: May 5, 2017	/s/ David A. Moylan
David A. Moylan
Chief Executive Officer